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                                                                    Exhibit 1.17


[LOGO OF ALTSCHULER, MELVOIN AND GLASSER LLP]



                         INDEPENDENT AUDITORS' CONSENT

We have issued our report dated March 31, 2001, accompanying the financial statements of The Price Fund I, L.P. contained in the Registration Statement. We consent to the use of the aforementioned report in the Registration Statement, and the use of our name as it appears under the caption "Experts."

 Altschuler, Melvoin and Glasser LLP


Chicago, Illinois
November 28, 2001